SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           WINNEBAGO INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

WINNEBAGO INDUSTRIES LOGO
[GRAPHIC OMITTED]



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 20, 1999




To the Shareholders of
WINNEBAGO INDUSTRIES, INC.

     The Annual Meeting of Shareholders of Winnebago Industries, Inc. will be held on Wednesday, January 20, 1999, at 7:30 p.m., Central Standard Time, at Friendship Hall, Highway 69 South, Forest City, Iowa, for the following purposes:

   1. the election of eight directors; and

   2. the transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors of the Company has fixed the close of business on November 16, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof.


                                By Order of the Board of Directors

                                /s/ RAYMOND M. BEEBE
                                RAYMOND M. BEEBE
                                   SECRETARY

Forest City, Iowa
December 1, 1998



                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR PROXY BY TELEPHONE OR VIA THE INTERNET, AS DESCRIBED IN THE INSTRUCTIONS ON THE PROXY CARD, OR SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.

                          WINNEBAGO INDUSTRIES, INC.


                              ------------------
                                PROXY STATEMENT
                              ------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Winnebago Industries, Inc., an Iowa corporation (the "COMPANY"), P.O. Box 152, Forest City, Iowa 50436, of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at Friendship Hall, Highway 69 South, Forest City, Iowa on January 20, 1999, at 7:30 p.m., Central Standard Time, and at any and all adjournments thereof. This Proxy Statement was first mailed to shareholders on or about December 1, 1998.

     Only holders of Common Stock of record at the close of business on November 16, 1998 will be entitled to vote at the Annual Meeting of Shareholders. At such date, the Company had outstanding 22,123,944 shares of Common Stock, par value $.50 per share ("COMMON STOCK"). Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon at the meeting. A majority of the outstanding shares of Common Stock will constitute a quorum for the Annual Meeting of Shareholders. Election of each director requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented by proxy and voted at the meeting. Abstentions and broker non-votes (I.E., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have the same effect as a vote against a director nominee, however, as to any other matter which may properly come before the meeting, abstentions and broker non-votes will not have any effect.


HOW YOU CAN VOTE

   This year there are three voting methods:

   (1) Via the Internet, by going to the web address http://www.eproxy.com/wgo/ and following the instructions for Internet voting on the proxy card; or

   (2) Over the telephone, by dialing 1-800-560-1965 and following the instructions for telephone voting on the proxy card; or

   (3)  By completing and mailing your proxy card.

     If you return your signed proxy or use Internet or telephone voting before the annual meeting, your shares will be voted as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or
(3) all of the nominees except those you designate.

     IF YOU DO NOT SPECIFY ON YOUR PROXY CARD OR THROUGH INTERNET OR TELEPHONE PROMPTS HOW YOU WANT TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AND IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

     You can revoke your proxy at any time before it is voted at the meeting by:

     o sending written notice of revocation to the Secretary;

     o submitting another proper proxy by telephone, Internet or paper ballot, after the revoked proxy; or

     o attending the annual meeting and voting in person.

     You may also be represented by another person at the meeting by executing a proper proxy designating that person.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     At November 16, 1998, Mrs. Luise V. Hanson owned an aggregate of 7,981,306 shares (36.1 percent) of the outstanding Common Stock, owning 4,963,374 (22.4 percent) of record and beneficially, and 3,017,932 (13.7 percent) beneficially, as executor of the Estate of John K. Hanson. By virtue of her stock ownership, Mrs. Luise V. Hanson may be deemed to be a controlling person of the Company. At the same date, Mary Jo Boman, daughter of Mrs. Luise V. Hanson, owned 155,790 shares (0.7 percent) of Common Stock and her husband, Gerald E. Boman, owned 206,090 shares (0.9 percent) of Common Stock. In addition, Mr. Boman holds options to purchase 10,000 shares of Common Stock. John V. Hanson, son of Mrs. Luise V. Hanson, owned 530 shares of Common Stock. In addition, Mr. Hanson holds options to purchase 10,000 shares of Common Stock.


     The following table contains information with respect to the ownership of Common Stock by (i) each person known to the Company who is the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director,
(iii) each nominee for election as a director, (iv) each executive officer listed in the Summary Compensation Table and (v) the group named below.



                                           SHARES OF COMMON STOCK
                                           OWNED BENEFICIALLY AT      PERCENT OF
NAME                                        NOVEMBER 16, 1998(1)     COMMON STOCK
---------------------------------------   -----------------------   -------------
  Luise V. Hanson                               7,981,306(2)            36.1
  Edwin F. Barker                                  72,989(4)             (3)
  Raymond M. Beebe                                 61,989(4)             (3)
  Gerald E. Boman                                 371,880(2)(4)          1.7
  Ronald D. Buckmeier                              12,472(4)             (3)
  Jerry N. Currie                                  10,000(4)             (3)
  Fred G. Dohrmann                                 13,033(4)             (3)
  John V. Hanson                                   10,530(2)(4)          (3)
  Bruce D. Hertzke                                 60,183(4)             (3)
  James P. Jaskoviak                               11,989(4)             (3)
  Gerald C. Kitch                                  13,001(4)(5)          (3)
  Robert J. Olson                                  11,478(4)             (3)
  Richard C. Scott                                 12,001(4)(5)          (3)
  Joseph M. Shuster                                11,000(4)             (3)
  Frederick M. Zimmerman                           11,377(4)(5)          (3)
  Francis L. Zrostlik                              11,003(4)(5)          (3)
  Directors and officers as a
   group (17 persons)                             704,144(4)(5)          3.1

------------------
(1) Includes shares held jointly with or by spouse and shares held as custodian, beneficial ownership of which is disclaimed.

(2) The narrative above provides further information with regard to such ownership.

(3) Less than one percent.

(4) Includes 58,998, 58,998, 10,000, 10,498, 8,500, 12,000, 10,000, 53,999,
    7,998, 10,000, 9,498, 10,000, 10,000, 10,000, 10,000 and 299,319 shares, respectively, which Messrs. Barker, Beebe, Boman, Buckmeier, Currie, Dohrmann, Hanson, Hertzke, Jaskoviak, Kitch, Olson, Scott, Shuster, Zimmerman, Zrostlik and the directors and officers as a group have the right to acquire within 60 days of November 16, 1998 through the exercise of stock options.

(5) Includes 2,001, 2,001, 627 and 1,003 Winnebago Stock Units, respectively, held by Messrs. Kitch, Scott, Zimmerman and Zrostlik, respectively, under the Company's Directors' Deferred Compensation Plan. The Winnebago Stock Units are payable in an equal number of shares of Common Stock upon the termination of the respective directors' termination of service as a director.

                             ELECTION OF DIRECTORS

     All current directors, except for Mr. Shuster and Mr. Zrotlik, are standing for reelection. Each nominee is being elected to serve until the next ensuing annual meeting and until a successor is elected and qualified. The shares represented by the enclosed proxy will be voted for the election as directors of the nominees named below if no direction is made otherwise.


                                                                                                 YEAR FIRST
                                                                                                  BECAME A
NAME (AGE)(1)                                      PRINCIPAL OCCUPATION                           DIRECTOR
-----------------------------   ----------------------------------------------------------     -------------
Gerald E. Boman (63)            Retired; former Senior Vice President, Winnebago                   1962
                                Industries, Inc.

Jerry N. Currie (53)            President & Chief Executive Officer of both CURRIES                1996
                                Company, manufacturer of steel doors and frames
                                for nonresidential construction and GRAHAM
                                Manufacturing, manufacturer of wood doors for
                                nonresidential construction

Fred G. Dohrmann (66)           Retired; former Chairman of the Board of Directors                 1989
                                and Chief Executive Officer, Winnebago Industries, Inc.

John V. Hanson (56)             Retired; former President and Deputy Chairman of the               1996(2)
                                Board of Directors of Winnebago Industries, Inc.

Bruce D. Hertzke (47)           Chairman of the Board, Chief Executive Officer and                 1997
                                President, Winnebago Industries, Inc.

Gerald C. Kitch (60)            Retired; former Executive Vice President, Pentair, Inc.,           1996
                                diversified manufacturer of tools, equipment and
                                ammunition

Richard C. Scott (64)           Vice President of University Development at Baylor                 1997
                                University, Waco, Texas

Frederick M. Zimmerman (62)     Professor of Manufacturing Systems Engineering at                  1992
                                The University of St. Thomas, St. Paul, Minnesota


------------------

(1) Reference is made to "Voting Securities and Principal Holders Thereof."

(2) Also served as a director from 1967 to 1979 and from 1985 to 1989.


     All of the foregoing have been employed in their principal occupation or other responsible positions with the same organization for at least the last five years or are currently retired after having served in responsible positions with the organization indicated.

     John V. Hanson and Gerald E. Boman are brothers-in-law.

     Discretionary authority is solicited to vote for the election of a substitute for any of said nominees who, for any reason currently unknown, cannot be a candidate for election.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD


     The Board has established Audit, Human Resources and Nominating Committees to assist it in the discharge of its responsibilities. The principal responsibilities of each of these committees are described below.

     The members of the Audit Committee are Messrs. Currie, Zimmerman and Zrostlik. Each year, the committee recommends to the Board the appointment of independent public accountants to examine the books of the Company. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the books, results of those audits, their fees and any problems identified by and recommendations of the independent public accountants regarding internal controls. The committee is also prepared to meet privately at any time at the request of the independent public accountants or members of management to review any special situation arising on any of the above subjects. The committee met six times in fiscal 1998.

     The Human Resources Committee, consisting of Messrs. Kitch, Zimmerman and Zrostlik, met six times in fiscal 1998. This committee makes recommendations to the Board of Directors as to the salary of the Chief Executive Officer (CEO) and sets the salaries and bonus payments, if any, of all other employee-directors and elected officers. It also has responsibility for administration of the Officer Incentive Compensation Plan and certain other employee incentive plans.

     The members of the Nominating Committee are Messrs. Hanson, Hertzke and Scott. This committee recommended to the Board the director-nominees proposed in this Proxy Statement for election by the shareholders. It reviews the qualifications of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year. The Nominating Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. See "SHAREHOLDER PROPOSALS." The committee met twice in fiscal 1998.

     The Board of Directors of the Company held seven meetings during fiscal 1998. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting. During fiscal 1998, all of the directors attended more than 75 percent of the aggregate of Board of Directors' meetings and meetings of committees of the Board on which they served (while such directors were members of the Board of Directors). Each director (except directors who are employees of the Company) currently receives a monthly fee of $1,600.

     Effective April 1, 1997, the Board of Directors adopted the Winnebago Industries, Inc. Directors' Deferred Compensation Plan (the "DIRECTORS' DEFERRED COMPENSATION PLAN"). The purpose of the Directors' Deferred Compensation Plan is to enable non-employee directors (the "PARTICIPANTS") to receive their fees and retainers as members of the Board of Directors and committees of the Board (the "DEFERRED COMPENSATION") in a form other than as direct payments. A Participant may elect to apply 100% of his or her Deferred Compensation to either but not both of the following forms: "Money Credits" or "Winnebago Stock Units." Money Credits are units credited in the form of dollars in accordance with the Participant's election to such Participant's account established by the Company. The Money Credits accrue interest from the credit date. The interest rate to be applied to the Participant's Money Credits is the 30 year Treasury bond yield as of the first business day of the plan year. The Board of Directors may from time to time prescribe additional methods for the accrual of interest on Money Credits with respect to Deferred Compensation. "Winnebago Stock Units" are units credited in the form of Common Stock of the Company in accordance with the Participant's election to such Participant's account established by the Company. The Common Stock utilized for purposes of the Directors' Deferred Compensation Plan will be treasury shares of the Company. Winnebago Stock Units will be recorded in such Participant's account on the basis of the mean between the high and the low prices of the Common Stock of the Company on the date upon which the account is to be credited, as officially reported by the New York Stock Exchange. Any Participant investing Deferred Compensation in Winnebago Stock Units will receive a matching contribution from the Company equal to 25% of the Deferred Compensation so invested.

     A Participant's Winnebago Stock Unit account will vest at the rate of 33-1/3% for each complete 12 month period of service as a Director following April 1, 1997. Notwithstanding the above, the Participant's Winnebago Stock Unit account will become fully vested upon his or her attainment of age 69-1/2 while serving as a Director. In the event that a Participant terminates his or her service as a Director, any unvested Winnebago Stock Units will be forfeited by the Director and applied to future Company matching contributions.

     In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then if the Directors' Deferred Compensation Plan administrator determines, in its sole discretion, that such change equitably requires an adjustment in the number of Winnebago Stock Units then held in the Participant's Winnebago Stock Unit account, such adjustments will be made by the Directors' Deferred Compensation Plan administrator and will be conclusive and binding for all purposes of said plan.

     In the event of a "change in the control of the Company," as defined in the Directors' Deferred Compensation Plan, the Participant will receive a lump sum distribution of his or her accounts within 30 days following his or her termination of service as a Director after such change in control. Notwithstanding the above, in no event will a Participant's receipt of a distribution of Winnebago Stock Units from his or her accounts precede the six-month anniversary of his or her election to convert Deferred Compensation into Winnebago Stock Units.

     The Winnebago Industries, Inc. Stock Option Plan for Outside Directors (the "OUTSIDE DIRECTORS OPTION PLAN") provided that each director who was not a current or former full-time employee of the Company or a subsidiary (for purposes of the Outside Directors Option Plan, an "OUTSIDE DIRECTOR") received an option to purchase 10,000 shares of Common Stock. Pursuant to the Outside Directors Option Plan, each Outside Director as of May 7, 1992 (consisting of Joseph Shuster and two former Directors) automatically received an option to purchase 10,000 shares of Common Stock at a price of $5.50 per share. In addition, each person who first became a member of the Board of Directors as an Outside Director after May 7, 1992 automatically received an option to purchase 10,000 shares of Common Stock as of the date on which such person first became an Outside Director. Under this provision, Frederick M. Zimmerman received an option to purchase 10,000 shares of Common Stock on December 16, 1992 at a price of $9.00 per share, Francis L. Zrostlik received an option to purchase 10,000 shares of Common Stock on December 15, 1993 at a price of $8.875 per share, Jerry Currie received an option to purchase 10,000 shares of Common Stock on December 19, 1996 at a price of $7.1875 per share, Gerald Kitch received an option to purchase 10,000 shares of Common Stock on December 19, 1996 at a price of $7.1875 per share and Richard C. Scott received an option to purchase 10,000 shares of Common Stock on March 20, 1997 at a price of $7.25 per share. No option is exercisable during the first year after the date such option is granted. Thereafter, the options are exercisable for a period of ten years from the date each such option is granted. Notwithstanding the foregoing, in the event of a merger, consolidation, dissolution or liquidation of the Company, the expiration dates of any outstanding options may be accelerated and the dates on which outstanding options may be exercised may be accelerated, but the effectiveness of such acceleration and any exercise of options pursuant thereto with respect to shares in excess of the number of shares that could have been exercised in the absence of such acceleration, is conditioned upon, among other requirements, the consummation of the merger, consolidation, dissolution or liquidation. The purchase price of options granted under the plan is equal to 100 percent of the fair market value per share of the Common Stock at the time the option is granted. At August 29, 1998, options for 78,500 shares were outstanding under the Outside Directors Option Plan, options for 11,500 shares were exercised and options for 10,000 shares were available for grant thereunder.

     The Winnebago Industries, Inc. 1997 Stock Option Plan (the "1997 STOCK OPTION PLAN") provides that directors who do not hold a position of employment with the Company or a subsidiary (for purposes of the 1997 Stock Option Plan "OUTSIDE DIRECTORS") shall receive nonqualified stock options and may not be granted incentive stock options. Outside Directors are now granted nonqualified stock options under the 1997 Stock Option Plan and not under the Outside Directors Option Plan. The exercise price per share of options granted to Outside Directors shall be the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on the date of grant. Except for vesting upon the occurrence of certain events which result in a change in control, unless otherwise set forth in an agreement granting options under the 1997 Stock Option Plan, no option is exercisable for six months after the date such option is granted. Thereafter, nonqualified stock options are exercisable for a period of not to exceed ten years from the date each such option is granted. Each Outside Director of the Company on the effective date of the 1997 Stock Option Plan who was not granted an option to purchase 10,000 shares under the Outside Directors Option Plan was automatically granted nonqualified options to purchase 10,000 shares. Each Outside Director who, after the effective date of the 1997 Stock Option Plan is elected or appointed to the Board of Directors for the first time and who is not granted an option to purchase 10,000 shares under the Outside Directors Option Plan will, at the time such Director is so elected or appointed and duly qualified, be granted automatically a nonqualified stock option to purchase 10,000 shares at a per share price equal to the fair market value of a share on the date of grant.

     On August 14, 1997, pursuant to the terms of the 1997 Stock Option Plan, each of Gerald E. Boman and John V. Hanson were granted nonqualified stock options for 10,000 shares at a price of $8.5625 per share (which was the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on August 14, 1997).

                            EXECUTIVE COMPENSATION

     The following table contains certain information with respect to compensation for services in all capacities paid by the Company and its subsidiaries for the past three fiscal years, to or on behalf of (i) the Chief Executive Officer of the Company at August 29, 1998, (ii) the former Chief Executive Officer of the Company, and (iii) each of the five other most highly compensated executive officers of the Company serving at August 29, 1998.

                          SUMMARY COMPENSATION TABLE


                                         ANNUAL COMPENSATION(1)                 LONG-TERM COMPENSATION
                                       --------------------------- -------------------------------------------------
                                                                      RESTRICTED
                               FISCAL                                   STOCK                         ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY ($)   BONUS ($)(2)   AWARDS ($)(3)   OPTIONS(4)   COMPENSATION ($)(5)
----------------------------- -------- ------------ -------------- --------------- ------------ --------------------
 Bruce D. Hertzke              1998      230,769        161,538         52,000            --           18,000
  Chairman, Chief              1997      210,000        123,600             --        20,000           18,000
  Executive Officer and        1996      168,846        276,900             --            --           18,000
  President(6)

 Fred G. Dohrmann              1998      202,375         54,600             --            --           16,817
  Former Chairman and          1997      260,000        641,600             --        24,000           16,817
  Chief Executive              1996      219,618        352,169             --            --           16,760
  Officer(7)

 Edwin F. Barker               1998      142,495         99,747         30,000            --           15,064
  Vice President and           1997      140,000         82,400             --        16,000           15,064
  Chief Financial Officer      1996      142,692        138,754             --            --           15,064

 Raymond M. Beebe              1998      142,495         99,747         30,000            --           18,830
  Vice President, General      1997      140,000         82,400             --        16,000           18,830
  Counsel and Secretary        1996      142,692        123,754             --            --           18,830

 Ronald D. Buckmeier           1998      142,495         99,747         30,000            --            6,019
  Vice President, Product
  Development(8)

 James P. Jaskoviak            1998      142,495         99,747         30,000            --           12,516
  Vice President, Sales        1997      140,000         82,400             --        16,000           12,516
  and Marketing                1996      142,692        123,754             --            --           11,000

 Robert J. Olson               1998      142,495         99,747         30,000            --            4,712
  Vice President,              1997      120,051         66,016             --        16,000            4,712
  Manufacturing(9)


------------------
(1) No executive officer received personal benefits in excess of the lesser of 10% of cash compensation or $50,000.

(2) The bonus amounts include bonuses paid pursuant to the Company's Officer Incentive Compensation Plan as well as bonuses paid in the discretion of the Board of Directors, all as described under the caption "Report of the Human Resources Committee on Executive Compensation." The bonus amounts for fiscal 1996 include discretionary bonuses paid in fiscal 1997 based on the performance of such officers during fiscal 1996.

(3) Awards consist of restricted Common Stock and are valued at the aggregate market value of the Common Stock as of the respective determination dates (the last business day of each calendar quarter) equal to 20% of such officer's quarterly salary during fiscal 1998. The restricted Common Stock vested immediately. These awards were made in the discretion of the Board of Directors in lieu of cash bonuses.

(4) The numbers in the table above represent options for the purchase of shares of the Company's Common Stock granted to the named persons under the Company's 1987 Nonqualified Stock Option Plan and the Company's 1997 Stock Option Plan. Half of the options for each named executive officer were granted under the Company's 1987 Nonqualified Stock Option Plan and the other half were granted under the Company's 1997 Stock Option Plan.

(5) Amounts of All Other Compensation are premiums paid by the Company pursuant to the Company's Executive Split-Dollar Life Insurance Plan. The Plan provides for preretirement death benefits for the named executives and certain other executive officers and annual or lump sum payment upon retirement at age 65.

(6) Elected Chairman and Chief Executive Officer effective April 1, 1998 upon Mr. Dohrmann's retirement.

(7) Mr. Dohrmann served as Chairman and Chief Executive Officer until his retirement on April 1, 1998.

(8) Elected an executive officer on June 26, 1997.

(9) Elected an executive officer on August 15, 1996.

                                 STOCK OPTIONS

     None of the named executive officers were granted any stock options in fiscal 1998.



                   AGGREGATED FISCAL YEAR-END OPTION VALUES

     The following table provides information related to the number and value of options held at August 29, 1998 by the named executive officers. Since no options were exercised by the above-named executives in fiscal 1998, except by Mr. Dohrmann, no shares were acquired or value realized upon the exercise of options by such persons in the last fiscal year. During fiscal 1998, Mr. Dohrmann exercised options for 85,000 shares of Common Stock and realized $454,019 upon such exercise.


                                     NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED,
                                        OPTIONS HELD AT              IN-THE-MONEY OPTIONS AT
                                        AUGUST 29, 1998                  AUGUST 29, 1998*
                                -------------------------------   ------------------------------
NAME                             EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------------   -------------   ---------------   -------------   --------------
Bruce D. Hertzke ............      53,999           10,001           $271,414         $28,336
Edwin F. Barker .............      58,998            8,002            312,890          22,673
Raymond M. Beebe ............      58,998            8,002            312,890          22,673
Ronald D. Buckmeier .........      10,498            7,002             42,546          19,298
James P. Jaskoviak ..........       7,998            8,002             24,828          22,673
Robert J. Olson .............       9,498            8,002             32,983          22,673

------------------
*Represents the difference between the aggregate exercise price and $11.125 (the closing price of the Company's Common Stock on August 28, 1998 (August 29, 1998 being a non-business day)).


PENSION PLANS

     The Company does not provide pension benefits for its employees, including executive officers.


REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     The Human Resources Committee of the Board is the compensation committee of the Company. This Committee reviews and approves compensation plans for all corporate officers, including salaries, profit sharing awards and stock option grants.

     In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for shareholders while furthering the Company's strategic goals. In doing so, the compensation programs reflect the following goals:

       o Align the interests of management with those of shareholders;
       o Provide fair and competitive compensation;
       o Integrate compensation with the Company's business plans;
       o Reward both business and individual performance; and
       o Attract and retain key executives critical to the success of the Company.

     The Company's executive compensation is primarily based on three components, each of which is intended to help achieve the overall compensation philosophy; these are base salary, quarterly incentive awards and long-term incentives.

     Base salary levels for the Company's executive officers are set by the Committee and approved by the Board of Directors. In determining base salary levels and annual salary adjustments for executive officers, including the Chief Executive Officer (CEO), the Committee considers market compensation levels in its peer group in the recreation vehicle industry as well as individual performance and contributions.

     The base salary of Mr. Dohrmann as the CEO was $260,000 in fiscal 1998 and $260,000 in fiscal 1997. Mr. Hertzke was elected to the additional offices of Chairman of the Board and CEO effective April 1, 1998 upon the retirement of Mr. Dohrmann. The Board of Directors increased Mr. Hertzke's salary to $260,000 per year effective April 1, 1998. The CEO participates in the quarterly incentive award program for officers and other key management personnel described below. The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the CEO's compensation.

     The Company's officers (including the CEO) and other key management personnel are eligible for quarterly incentive awards. These awards are based upon the Company's attainment of a predetermined profit goal for each fiscal quarter. The profit goals are recommended by management and approved by the Board of Directors each year at the beginning of the fiscal year. The Committee believes that this program provides an excellent link between the value created for shareholders and the incentives paid to the participants. Incentive award levels are established for each class of participant and are correlated to the profit goal. The profit goal, for purposes of this plan, is based upon certain specified operations of the Company less the combined expenses, deductions, and credits of the Company attributable to such operations. In computing the incentive compensation profit, no deduction shall be taken or allowance made for federal or state income taxes, or any expenses associated with retirement plans or incentive compensation plans. Incentive awards are determined in proportion to the actual operating profit achieved for each quarter in relation to the profit goal that was set. If the operating profit achieved is less than 80 percent of the goal set, no bonus is paid and the maximum bonus paid is paid at 120 percent of the profit goal. The maximum bonus payable under this plan during fiscal 1998 was 70 percent and, during fiscal 1997, it was 70 percent of an officer's base salary.

     Aggregate incentive awards under the plan in fiscal 1998 were 70 percent of base salary for the officers participating in the program. Mr. Dohrmann as the CEO received $54,600 in fiscal 1998 and $41,600 in fiscal 1997 pursuant to this program. Mr. Hertzke received $161,538 in fiscal 1998 pursuant to this program. In addition, Mr. Dohrmann as the CEO was awarded a discretionary bonus of $600,000 in fiscal 1997 based on the Committee's evaluation of the substantial contributions of Mr. Dohrmann in 1997, and Mr. Hertzke was awarded a discretionary bonus of $52,000 in fiscal 1998 in restricted Common Stock based on the Committee's positive assessment of his performance and contributions as CEO.

     Long-term incentives, provided through grants of stock options to the named executives and others, are intended to retain and motivate executives to seek to improve long-term stock market performance. Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases. No option is exercisable during the first year after the date such option is granted. Thereafter, options are exercisable during the period thereof at such time or times and in such amount or amounts as determined by the Committee. No option may be exercised more than ten years from the date of its grant. Executives must be employed by the Company at the time of vesting in order to exercise options. There were no stock options awarded during fiscal 1998. During fiscal 1997 the Committee awarded Mr. Hertzke stock options for 10,000 shares of the Company's Common Stock under the 1987 Nonqualified Stock Option Plan and stock options for 10,000 shares of the Company's Common Stock under the 1997 Stock Option Plan.

     Since all options are granted at the current market price, the value of an option bears a direct relationship to the Company's stock price and is an effective incentive for executives to create value for shareholders. The Committee, therefore, views stock options as an important component of its long-term performance-based compensation philosophy, but does not believe that granting options every year is necessary to achieve such goals.

     No member of the Human Resources Committee is a current or former officer or employee of the Company or any of its subsidiaries.


         Gerald C. Kitch   Fredrick M. Zimmerman   Francis L. Zrostlik

                   Members of the Human Resources Committee
                           of the Board of Directors

                               PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total shareholder return (including reinvestment of dividends) of the Company with the cumulative total return on the Standard & Poor's 500 Index and a peer group(1) of companies over the period indicated. It is assumed in the graph that $100 was invested in the Company's Common Stock, in the stock of the companies in the Standard & Poor's 500 Index and in the stocks of the peer group companies on August 27, 1993 and that all dividends received within a quarter were reinvested in that quarter. In accordance with the guidelines of the SEC, the shareholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of each annual measurement date set forth in the graph.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN


                                [GRAPHIC OMITTED]




                                 8/27/93       8/26/94      8/25/95     8/30/96      8/29/97       8/28/98
                               -----------   -----------   ---------   ---------   -----------   -----------
 Winnebago Industries Inc.         100.00        117.14       98.81       99.23        105.16        142.71
 Peer Group(1)                     100.00        113.43       94.80      137.89        153.69        172.11
 S&P 500 Index                     100.00        105.81      128.73      153.58        216.52        251.65


(1) The peer group companies are Coachmen Industries, Inc., Fleetwood Enterprises, Inc., Thor Industries, Inc. and Winnebago Industries, Inc. The Company selected Coachmen Industries, Inc., Fleetwood Enterprises, Inc., and Thor Industries, Inc. on the basis of the similarity of their business to that of the Company.

                        CHANGE IN CONTROL ARRANGEMENTS

     In June 1997, the Board of Directors adopted a plan to provide protection to the Company's executives in the event of a change in control. If the employment of any of the named executive officers is terminated following a change in control, each of such officers will receive severance pay in an amount equal to three weeks of pay for every full year of continuous service.


                     CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Company maintains normal banking relations on customary terms with Manufacturer's Bank & Trust Company, Forest City and Crystal Lake, Iowa. Manufacturer's Bank & Trust Company is a wholly owned subsidiary of MBT Corp. Mrs. Luise V. Hanson is a director of the Bank and MBT Corp. and owns approximately 37 percent of record and beneficially and Mr. John V. Hanson owns approximately 21 percent of record and beneficially of MBT Corp.'s outstanding stock. Mr. John V. Hanson is also a director of the Bank and MBT Corp. In addition, Mary Jo Boman, the wife of Gerald E. Boman, owns approximately 21 percent of record and beneficially of MBT Corp.'s outstanding stock and is a director of the Bank and MBT Corp.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") requires the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock (collectively "REPORTING PERSONS") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Reporting Persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 1998, all the Reporting Persons complied with all applicable filing requirements, except that Mr. Jerry N. Currie, a director of the Company, inadvertently omitted to file a Form 4 reporting the March 1998 exercise of options to purchase 1,500 shares of Common Stock. Mr. Frederick M. Zimmerman, a director of the Company, inadvertently omitted to file a Form 4 for fiscal 1994 reporting the purchase of 100 shares of Common Stock.


                             SHAREHOLDER PROPOSALS

     If a shareholder intends to present a proposal at the Company's January 2000 Annual Meeting of Shareholders and desires that the proposal be included in the Company's proxy statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company's principal executive offices not later than October 15, 1999.

     The Company's bylaws require that in order to nominate persons to the Company's Board of Directors, a shareholder must provide advance written notice to the secretary of the Company, which notice must be delivered to or mailed and received at the Company's principal executive offices not less than 90 days nor more than 120 days before the scheduled date of the shareholder meeting at which directors are to be elected. The Company's bylaws also require that in order to present a proposal for action by shareholders at an annual meeting of shareholders, a shareholder must provide advance written notice to the secretary of the Company, which notice must contain detailed information specified in the Company's bylaws. This notice must be delivered to or mailed and received at the Company's principal executive offices not less than 90 days nor more than 120 days before the scheduled date of the annual shareholder meeting at which the proposal is to be presented. As to any proposal that a shareholder intends to present to shareholders without inclusion in the Company's proxy statement for the Company's January 2000 Annual Meeting of Shareholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.



                                    GENERAL

     Deloitte & Touche LLP has been selected as the Company's accountants for the current fiscal year upon the recommendation of the Audit Committee. Deloitte & Touche LLP have been the Company's accountants for 13 years. Representatives of that firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The cost of this proxy solicitation will be borne by the Company. Solicitation will be made primarily through the use of the mail, but officers, directors or regular employees of the Company may solicit proxies personally or by telephone or telegraph without additional remuneration for such activity. In addition, the Company will reimburse brokerage houses and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

     A copy of the Company's Annual Report for the fiscal year ended August 29, 1998, which includes audited financial statements, has accompanied this proxy statement. The financial statements contained therein are not deemed material to the exercise of prudent judgment in regard to any matter to be acted upon at the Annual Meeting and, therefore, such financial statements are not incorporated in this Proxy Statement by reference.

     As of the date of this Proxy Statement, management knows of no other matters to be brought before the Annual Meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

                                     By Order of the Board of Directors


                                     /s/ RAYMOND M. BEEBE
                                     RAYMOND M. BEEBE
                                     Secretary

December 1, 1998

                           WINNEBAGO INDUSTRIES LOGO
                               [GRAPHIC OMITTED]


                 WINNEBAGO INDUSTRIES, INC. o FOREST CITY, IOWA
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                    FOR ANNUAL MEETING ON JANUARY 20, 1999


     The undersigned hereby appoints Gerald E. Boman and Bruce D. Hertzke, or either one of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Winnebago Industries, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held at Friendship Hall, Highway 69 South, Forest City, Iowa, on the 20th day of January, 1999, at 7:30 p.m., Central Standard Time, and at any and all adjournments thereof.


     PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
                            NO POSTAGE IS REQUIRED.

                                                                    COMPANY #
                                                                    CONTROL #

                    THERE ARE THREE WAYS TO VOTE YOUR PROXY

      VOTE BY PHONE          VOTE VIA INTERNET
      1-800-240-6326       HTTP://WWW.EPROXY.COM/WGO/  VOTE BY MAIL

Use    any     touch-tone  Use the  Internet to vote  Mark,  sign and date your telephone  to  vote  your  your  proxy  24  hours  a  proxy  card and return it
proxy 24  hours a day,  7  day, 7 days a week.  Have  in    the    postage-paid
days a  week.  Have  your  your  proxy  card in hand  envelope      we     have
proxy  card in hand  when  when you  access  the web  provided.
you  call.  You  will  be  site.    You    will   be
prompted  to  enter  your  prompted  to  enter  your
3-digit   company  number  3-digit   company  number
and  a  7-digit   control  and  a  7-digit   control
number, which are located  number, which are located
above,  and  then  follow  above,   to   create   an
the simple instructions.   electronic ballot.


                               PLEASE DETACH HERE
--------------------------------------------------------------------------------

1. ELECTION OF  01 BRUCE D. HERTZKE 02 GERALD E. BOMAN      [ ] FOR all nominees         [ ] WITHHOLD AUTHORITY
   DIRECTORS:   03 JERRY N. CURRIE  04 FRED G. DOHRMANN         listed at left (except   to vote for all nominees
                05 JOHN V. HANSON   06 GERALD C. KITCH          as marked to the         listed at left
                07 RICHARD C. SCOTT 08 FREDERICK M. ZIMMERMAN   contrary below):

         ---------------------------------------------------------------
         |                                                              |
         ---------------------------------------------------------------

         (Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided above.)


2. IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS.


Address Change? Mark Box [ ]
Indicate changes below:


                                                Dated --------------------------

                                                --------------------------------
                                                |                              |
                                                --------------------------------
                                                Signature(s) of Shareholder(s)
                                                in Box

                                                Please sign exactly as name
                                                appears hereon. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                administrator, attorney,
                                                executor, guardian or trustee,
                                                please give full title as such.
                                                If a cor poration, authorized
                                                officer please sign full cor
                                                porate name and indicate office
                                                held.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. The deadline for telephone or Internet voting is noon EDT, one business day prior to the annual meeting.

                          WINNEBAGO INDUSTRIES LOGO
                               [GRAPHIC OMITTED]


                 WINNEBAGO INDUSTRIES, INC. o FOREST CITY, IOWA
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                    FOR ANNUAL MEETING ON JANUARY 20, 1999


     The undersigned hereby appoints Gerald E. Boman and Bruce D. Hertzke, or either one of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Winnebago Industries, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held at Friendship Hall, Highway 69 South, Forest City, Iowa, on the 20th day of January, 1999, at 7:30 p.m., Central Standard Time, and at any and all adjournments thereof.


     PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
                            NO POSTAGE IS REQUIRED.


1. ELECTION OF  01 BRUCE D. HERTZKE 02 GERALD E. BOMAN      [ ] FOR all nominees         [ ] WITHHOLD AUTHORITY
   DIRECTORS:   03 JERRY N. CURRIE  04 FRED G. DOHRMANN         listed at left (except   to vote for all nominees
                05 JOHN V. HANSON   06 GERALD C. KITCH          as marked to the         listed at left
                07 RICHARD C. SCOTT 08 FREDERICK M. ZIMMERMAN   contrary below):

         ---------------------------------------------------------------
         |                                                              |
         ---------------------------------------------------------------

         (Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided above.)


2. IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS.


Address Change? Mark Box [ ]
Indicate changes below:


                                                Dated --------------------------

                                                --------------------------------
                                                |                              |
                                                --------------------------------
                                                Signature(s) of Shareholder(s)
                                                in Box

                                                Please sign exactly as name
                                                appears hereon. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                administrator, attorney,
                                                executor, guardian or trustee,
                                                please give full title as such.
                                                If a cor poration, authorized
                                                officer please sign full cor
                                                porate name and indicate office
                                                held.